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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-3226 of CITGO Petroleum Corporation on Form S-3 of our report dated February 14, 2003, which expresses an unqualified opinion and includes an explanatory paragraph describing the accounting for the merger of VPHI Midwest, Inc., appearing in this Annual Report on Form 10-K/A of CITGO Petroleum Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP


Tulsa, Oklahoma
September 5, 2003